Exhibit 5.1

811 Main Street, Suite 3700
Houston, TX 77002
Tel: +1.713.546.5400 Fax: +1.713.546.5401
www.lw.com

FIRM / AFFILIATE OFFICES
	Abu Dhabi	Milan
November 8, 2013	Barcelona	Moscow
	Beijing	Munich
	Boston	New Jersey
	Brussels	New York
	Chicago	Orange County
	Doha	Paris
	Dubai	Riyadh
	Düsseldorf	Rome
	Frankfurt	San Diego
	Hamburg	San Francisco
Regency Energy Partners LP Regency Energy Finance Corp. 2001 Bryan Street, Suite 3700 Dallas, Texas 75201	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.

Re:	$600,000,000 Aggregate Principal Amount of

4.500% Senior Notes due 2023

Ladies and Gentlemen:

We have acted as special counsel to Regency Energy Partners LP, a Delaware limited partnership (the “Partnership”), and Regency Energy Finance Corp., a Delaware corporation (“Regency Finance” and, together with the Partnership, the “Issuers”), in connection with the issuance by the Issuers of up to $600,000,000 aggregate principal amount of 4.500% Senior Notes due 2023 (the “Notes”) and the guarantees of the Notes (the “Guarantees”) by the entities set forth on Exhibit 1 hereto (the “Guarantors” and, excluding Gulf States Transmission LLC, a Louisiana limited liability company, the “Covered Guarantors”), under an Indenture dated as of April 30, 2013 among the Issuers, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Indenture”), and pursuant to a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on November 8, 2013 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issue of the Notes and the Guarantees.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, including the Amended and Restated Agreement of Limited Partnership of the Partnership, dated February 3, 2006, as amended by Amendment No. 1, dated August 15, 2006, Amendment No. 2, dated September 21, 2006, Amendment No. 3, dated January 7, 2008, Amendment No. 4, dated January 15, 2008, Amendment No. 5, dated effective as of January 1, 2007, Amendment No. 6, dated February 27, 2009, Amendment No. 7, dated September 2, 2009, and Amendment No. 8, dated April 30, 2013, which, with your consent, we have assumed are (i) valid and binding agreements of the parties thereto, enforceable in accordance with the plain meaning of their terms, (ii) in full force

November 8, 2013

and effect, and (iii) collectively, the entire agreement of the parties pertaining to the subject matter thereof. With your consent, we have also relied upon certificates and other assurances of officers of the general partner of the Partnership’s general partner and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York, the internal laws of the State of Texas, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Various matters of Louisiana law are addressed in the opinion of Beirne, Maynard & Parsons, L.L.P, which is also filed as an exhibit to the Registration Statement. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Notes and the Guarantees have been authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of the Issuers and the Covered Guarantors and, when the Notes have been duly executed, issued, authenticated and delivered by or on behalf of the Issuers in accordance with the terms of the Indenture and the exchange offer described in the Prospectus, the Notes and the Guarantees will be legally valid and binding obligations of the Issuers and the Guarantors, respectively, enforceable against the Issuers and the Guarantors in accordance with their terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) the waiver of rights or defenses contained in Section 4.9 of the Indenture; (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; and (e) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) that the Indenture, the Guarantees and the Notes (collectively, the “Documents”) have been duly authorized, executed and delivered by the parties thereto other than the Issuers and each of the Covered Guarantors, (b) that the Documents constitute legally valid and binding obligations of the parties thereto other than the Issuers and each of the Guarantors, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Documents as legally valid and binding obligations of the

November 8, 2013

parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP

November 8, 2013

Exhibit 1

GUARANTORS

Delaware Entities

CDM Resource Management LLC

CDM Resource Management I LLC

FrontStreet Hugoton LLC

PEPL Holdings, LLC

Pueblo Holdings, Inc.

Regency Field Services LLC

Regency Gas Services LP

Regency Gas Utility LLC

Regency Haynesville Intrastate Gas LLC

Regency Liquids Pipeline LLC

Regency Midcontinent Express LLC

Regency Midstream LLC

Regency OLP GP LLC

Regency Ranch JV LLC

Regency Texas Pipeline LLC

West Texas Gathering Company

WGP-KHC, LLC

Zephyr Gas Services LLC

Zephyr Gas Services I LLC

Texas Entities

Pueblo Midstream Gas Corporation

RGP Marketing LLC

RGP Westex Gathering Inc.

RGU West LLC

Louisiana Entity

Gulf States Transmission LLC